As filed with the Securities and Exchange Commission on April 27, 2020

 Registration No. 333-233834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NASCENT BIOTECH INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2834

(Primary Standard Industrial Classification Code Number)

45-0612715

(I.R.S. Employer Identification Number)

6330 Nancy Ridge Drive Suite 105

San Diego, CA 92121

(612) 961-5656

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Corporate Administrative Services, Inc.

1955 Baring Blvd.

Sparks NV 89434

(775) 358-1412

 (Name, address and telephone number of agent for service)

Communication Copies to:

Poole & Shaffery, LLP

Claudia J. McDowell, Esq.

25350 Magic Mountain Parkway Suite 250

Santa Clarita, California 91355

(661) 290-2991

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The public offering pursuant to the Form S-1 Registration Statement (Registration No. 333-233834) of Nascent Biotech Inc. (the “Company”) has been terminated effective on April 24, 2020. The Company sold in the offering 1,000,000 shares of Common Stock of the Company. The public offering provided proceeds to the Company in the amount of $67,400 net after fees.

The Company is also filing this Post-Effective Amendment to the Form S-1 Registration Statement of the Company to remove from registration the 5,000,000 shares of Common Stock of the Company, which were registered but not sold in the public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on April 24, 2020.

NASCENT BIOTECH INC.

By:	/s/ Sean Carrick
Sean Carrick, CEO

By:	/s/ Lowell Holden
Lowell Holden, CFO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Carrick	CEO and Director	April 24, 2020
Sean Carrick	(Principal Executive Officer)

/s/ Lowell Holden	CFO and Director	April 24, 2020
Lowell Holden	(Principal Financial and Accounting Officer)

/s/ Brandon Price	Director	April 24, 2020
Brandon Price

/s/ Douglas Karas	Director	April 24, 2020
Douglas Karas

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